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                                                  EXHIBIT 23


                              KPMG PEAT MARWICK LLP

             2400 FIRST INDIANA PLAZA, 135 NORTH PENNSYLVANIA STREET
                           INDIANAPOLIS, IN 46204-2452




The Sponsor and Trustee
Midwest Equity Trust
Financial Securities Series 1:


We consent to the use of our report included herein and to the reference to our Firm under the heading "Experts" in the prospectus.


/s/ KPMG Peat Marwick LLP

Indianapolis, Indiana
July 28, 1997